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                                                                      EXHIBIT 21

                          WASHINGTON GAS LIGHT COMPANY

                         SUBSIDIARIES OF THE REGISTRANT


                                                               Percent of
                                                                 Voting
                                                               Securities          State of
                                                                  Owned          Incorporation
                                                               ----------        -------------

Subsidiaries of Washington Gas Light
    Company (Parent) -
        Shenandoah Gas Company                                    100%             Virginia
        Hampshire Gas Company                                     100%           West Virginia
        Crab Run Gas Company                                      100%             Virginia
        Washington Gas Resources Corp. a/                         100%             Delaware
        Virginia Intrastate Pipeline Company c/                   100%             Virginia

a/      Subsidiary companies of Washington
          Gas Resources Corp. -

          American Combustion Industries, Inc.                    100%             Maryland
          American Combustion, Inc.                               100%             Virginia
          Washington Gas Energy Services, Inc. b/                 100%             Delaware
          Washington Gas Consumer Services, Inc.                  100%             Delaware

b/      Subsidiary companies of Washington
          Gas Energy Services, Inc. -

          Washington Gas Energy Systems, Inc.                     100%             Delaware
          Brandywood Estates, Inc.                                100%             Maryland
          Advanced Marketing Concepts, Inc. c/                    100%             Delaware

c/      Inactive